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                                  EXHIBIT 21.1

                          LIST OF COMPANY SUBSIDIARIES


1.       Quantum Arts, Inc., a California corporation.

2.       EKO Corporation, a Delaware corporation.

3.       Polygonal Research Corporation, a Delaware corporation.

4.       Wood Ranch Technologies Group, Inc., a Delaware corporation.

5.       KidVision, Inc., a California corporation.





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